Exhibit 99.2

CERTIFICATE

OF

AMENDMENT TO CERTIFICATE

OF

DESIGNATION, NUMBER, POWERS, PREFERENCES, AND RELATIVE,

PARTICIPATING, OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND OTHER DISTINGUISHING CHARACTERISTICS OF SERIES "E" PREFERRED

STOCK

OF

ROGUE ONE, INC.

(Incorporated under the laws of the State of Nevada)

It is hereby certified that:

1. The name of the Corporation is Rogue One, Inc. (formerly, Fresh Promise Foods, Inc.) (herein called, the "Corporation").

2. The Board of Directors of the Corporation, pursuant to the Articles of Incorporation and by duly adopted resolutions, approved the following resolution:

RESOLVED: That in accordance with Section 78.1955 of the Nevada General Corporation Law, this Board of Directors hereby adopts the following resolution: That the Certificate of Designation of Preferences for the Corporation’s Series E Preferred Stock (the “Series E Certificate”) be hereby amended so that, as amended the Series E Certificate shall be and read as follows:

(a) DESIGNATION. An aggregate of one hundred (100) shares of the Corporation’s authorized Preferred Stock (par value $0.00001) shall be designated Series E Preferred Stock

(b) DIVIDENDS. The Series E Preferred Stock shall be entitled to receive cash dividends from funds legally available on a pro rata basis at and with any dividends that may be paid to the holders of the Corporation’s Common Stock.

(c) LIQUIDATION RIGHTS. In the event of any consolidation or merger of the Corporation which is in the nature of the winding up of the Corporation's business or sale of all or substantially all of the Corporation's assets (a "Liquidation"), each holder of record of shares of Series E Preferred Stock shall be entitled to be paid in cash in respect of each such share an amount equal to and at the same time as any amount that may be paid to the holders of the Corporation’s Common Stock with any such amount equal, on a per share basis, to the amount paid per share to the holders of the Corporation’s Common Stock.

(d) CONVERSION. Each share of the Series E Preferred Stock shall be convertible into Four Hundred Thousand (400,000) shares of the Corporation’s Common Stock (par value $0.00001) (the “Common Stock”) at any time from and after the Corporation receives thirty (30) calendar days written notice from the holder of the Series E Preferred Stock confirming that the Holder seeks to exercise the conversion rights set forth herein.

(e) REDEMPTION. The shares of the Series E Preferred Stock may be redeemed by the Corporation only upon the express written consent of a holder of the Series E Preferred Stock (the “Holder”) and only upon such terms as the Holder and the Corporation determine by written agreement.

(f) VOTING RIGHTS. Except as otherwise provided by law, each share of Series E Preferred Stock shall not be entitled, on all matters on which any of the shareholders are required or permitted to vote. And except as provided expressly herein or as required by law, the holders of the Series E Preferred Stock shall vote together with the Common Stock shareholders and not as a separate class. So long as any shares of the Series E Preferred Stock remain outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the total number of shares of the Series E Preferred Stock then outstanding voting separately as a class, alter or change, in any material respect, the rights, preferences or privileges or the restrictions of the shares of the Series E Preferred Stock whether by amendment of the Corporation's Certificate of Designation of Preferences or otherwise. At any meeting at which the holders of the Series E Preferred Stock are entitled to vote as a class pursuant to this provision, the holders of a majority of all outstanding shares of Series E Preferred Stock, present in person or represented by proxy, shall be necessary to constitute a quorum.

(g) NOTICE. Except as otherwise provided herein, any notice required to be given to the Corporation or holders of the Series E Preferred Stock shall be given in person, transmitted by email, delivered by a recognized national overnight express delivery service or sent by United States mail (certified or registered air mail for addresses outside of the continental United States), return receipt requested, postage prepaid and addressed to the corporation at its principal office and to each holder of record at his address as it appears on the books of the corporation. Except as otherwise provided herein, any notice so given shall be deemed delivered upon the earlier of (i) actual receipt; (ii) receipt by sender of a confirmed receipt of tele-copied notice; (iii) two business days after delivery of such overnight express service; or (iv) five (5) business days after deposit in the United States mail.

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The above Certificate was duly adopted by the Corporation’s Board of Directors on this Twentieth day of September 2021 by unanimous written consent.

Dated: September 20, 2021

_________________________

Joe E. Poe, Jr., President